CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Equity Trust

Evergreen Select Equity Trust

We consent to the use of our reports dated September 21, 2005 for Evergreen Disciplined Value Fund, a series of Evergreen Equity Trust and Evergreen Strategic Value Fund, a series of Evergreen Select Equity Trust, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the Prospectus/Proxy Statement.

                                                                        /S/ KPMG LLP

Boston, Massachusetts

March 29, 2006